UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Fourth Amended and Restated Management Agreement

On January 10, 2014, Preferred Apartment Communities, Inc. (“we”, “us”, or the “Company”), Preferred Apartment Communities Operating Partnership, L.P. (the “Partnership”) and Preferred Apartment Advisors, LLC (our “Manager”) executed a Fourth Amended and Restated Management Agreement, effective as of January 1, 2014. The Fourth Amended and Restated Management Agreement amends and restates in its entirety the Third Amended and Restated Management Agreement dated as of May 13, 2011 (the “Third Amended and Restated Management Agreement”). The Fourth Amended and Restated Management Agreement sets the disposition fee on the sale of an asset at 1% of the contract sales price of the asset. In addition, the Fourth Amended and Restated Management Agreement eliminates our Manager’s obligation to provide our Board of Directors with prior notice of a proposed investment transaction, but leaves intact our Manager’s obligation to notify the Board of Directors within 30 days following completion of an investment transaction. The Fourth Amended and Restated Management Agreement also makes certain other immaterial amendments of and clarifications to the Third Amended and Restated Management Agreement. Under the Fourth Amended and Restated Management Agreement, our Manager continues to be responsible for administering our day-to-day business operations, identifying and acquiring targeted real estate investments, overseeing the management of our investments, handling the disposition of our real estate investments, and providing us with our management team and appropriate support personnel.

The foregoing summary of the Fourth Amended and Restated Management Agreement is qualified in its entirety by reference to the Fourth Amended and Restated Management Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Fifth Amended and Restated Partnership Agreement

On January 10, 2014, the Company, our Manager and the other limited partners party thereto executed a Fifth Amended and Restated Agreement of Limited Partnership (the “Fifth Amended and Restated Partnership Agreement”) of the Partnership, effective as of January 1, 2014. The Fifth Amended and Restated Partnership Agreement amends and restates in its entirety the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of January 28, 2013 (the “Fourth Amended and Restated Partnership Agreement”). The Company is the general partner of the Partnership.

The principal changes effected by the Fifth Amended and Restated Partnership Agreement were as follows: to remove all references to the Series B Preferred Units (as defined in the Fourth Amended and Restated Partnership Agreement), all of which were converted to Class A Units (as defined in the Fifth Amended and Restated Partnership Agreement) on May 16, 2013; to amend and restate the Fourth Amended and Restated Agreement in order to amend the provisions thereof regarding the distribution of net sale proceeds (as described below); to explicitly provide the Company with the discretion to recontribute to the Partnership both cash available for distribution and net sale proceeds distributable to the partners other than in connection with the special limited partner interest or the Series A Redeemable Preferred Units (as defined in the Fifth Amended and Restated Partnership Agreement ); update certain defined terms; and to effect certain other immaterial amendments of and clarifications to the Fourth Amended and Restated Partnership Agreement.

Under the Fifth Amended and Restated Partnership Agreement, net sale proceeds will be distributed to partners as follows:

•    first, 100% to us as holder of the Series A Redeemable Preferred Units (which we will distribute to the holders of our Series A Redeemable Preferred Stock, par value $0.01 per share (the “Series A Redeemable Preferred Stock”)), until we have received cumulative cash dividends on each Series A Redeemable Preferred Unit equal to the Series A Preferred Return (as defined in the Fifth Amended and Restated Partnership Agreement);

•    second, 100% to us as holder of GP Units (as defined in the Fifth Amended and Restated Partnership Agreement) and Class A Units (which we may distribute to the holders of our common stock, par value $0.01 per share (“Common Stock”)) and any other holders of Class A Units entitled to such distributions, in proportion to respective percentage interests, until the net invested capital with respect to the real estate asset giving rise to such distribution has been received;

•    third, 100% to us as holder of GP Units and Class A Units (which we may distribute to the holders of our common stock) and any other holders of Class A Units entitled to such distributions, in proportion to respective percentage interests, until such holders have received in the aggregate an amount such that the priority return has been met with respect to the allocable capital contribution for the real estate asset giving rise to such distribution (provided that the distributions of cash available for distribution are taken into account to the extent that they relate directly to the operation of the real estate asset giving rise to such distribution); and

•    fourth, 15% of the aggregate amount of any additional distribution will be payable to our Manager, in its capacity as the special limited partner, and 85% to us as holder of GP Units and Class A Units (which we may distribute to the holders of our Common Stock) and any other holders of Class A Units entitled to such distributions in proportion to respective percentage interests.

If the cash portion of the net sale proceeds from a capital transaction are insufficient to equal the gain that would be allocated to the special limited partner in connection with a capital transaction, we may use funds from other sources to make such distribution. We also may make certain other adjustments to the distributions under this section at our discretion (as set forth in the Fifth Amended and Restated Partnership Agreement).

We shall have the right, in our sole discretion, to cause the cash available for distribution and net sale proceeds distributable to the partners other than in connection with the special limited partner interest or the Series A Redeemable Preferred Units to be reinvested in the

Partnership, and such reinvested amounts shall be treated as new capital contributions by the partners entitled to such distributions.
We may use net sale proceeds from the Partnership to fund special dividends that we declare to our stockholders.
In the event of a redemption of any Series A Redeemable Preferred Units for cash, we may cause the Partnership to distribute cash available for distribution and/or net sale proceeds, to the extent available, in order to fund such redemption prior to any further distributions under the Fifth Amended and Restated Partnership Agreement.
The foregoing description is qualified in its entirety by reference to the full text of the Fifth Amended and Restated Partnership Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01    Other Events.

The Company currently is conducting a public offering (the “Units Offering”) pursuant to the Units Offering Registration Statement (as defined below) of up to a maximum of 900,000 shares of Series A Redeemable Preferred Stock and warrants to purchase a up to a maximum of 18,000,000 shares of Common Stock. The Units Offering is being made pursuant to a final prospectus, dated October 11, 2013, pursuant to the Company’s existing effective registration statement on Form S-3 (File No. 333-183355) (the “Units Offering Registration Statement”), which was declared effective by the Securities and Exchange Commission (“SEC”) on October 11, 2013.

The Company has four other effective registration statements: (a) a universal shelf registration statement on Form S-3 (File No. 333-188677), filed with the SEC on May 17, 2013 and declared effective on July 19, 2013, which permits the Company to engage in offerings of shares of Common Stock, preferred stock, debt securities, depositary shares, warrants and units and any combination of the foregoing; (b) a resale registration statement on Form S-3 (File No. 333-187925), filed with the SEC on April 15, 2013 and declared effective on May 16, 2013, permitting the resale of the underlying shares of Common Stock into which the shares of the Company’s Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock, par value $0.01 per share, were converted on May 16, 2013; (c) a registration statement on Form S-8 (File No. 333-181165), filed with the SEC on May 4, 2012, covering 533,214 shares of Common Stock, and certain other interests, under the Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan; and (d) a registration statement on Form S-8 (File No. 333-191418), filed with the SEC on September 27, 2013, covering 750,000 shares of Common Stock, and certain other interests, under the Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan (the foregoing registration statements, together with the Units Offering Registration Statement, the “Registration Statements”).

The purpose of this Current Report on Form 8-K is to provide our stockholders and the market generally with certain information relating to the Company by including the information set forth under Item 1.01 of this Current Report on Form 8-K and the risk factor set forth in Exhibit 99.1 hereto, and allow for incorporation by reference of such information and risk factor into the Registration Statements.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
4.1
Fifth Amended and Restated Partnership Agreement, effective as of January 1, 2014 and entered into as of January 10, 2013, among Preferred Apartment Communities, Inc., Preferred Apartment Advisors, LLC and the other limited partners party thereto

10.1
Fourth Amended and Restated Management Agreement, effective as of January 1, 2014 and entered into as of January 10, 2013, among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P. and Preferred Apartment Advisors, LLC

99.1	Risk Factor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: January 10, 2014	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer